UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2014

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K/A (the “Amendment Filing”) amends and updates the disclosures made in the Current Report on Form 8-K filed by Sprint Corporation (the “Company”) on October 3, 2014 relating to Item 2.05 of Form 8-K (the “Original Filing”) in which the Company disclosed that it implemented a reduction of the Company’s workforce. Since the Original Filing, the Company has recognized additional charges in connection with the workforce reduction plan.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 30, 2014, the Company began implementation of a workforce reduction plan to reduce costs and help become more competitive in the marketplace. The plan is expected to include steps to, among other things, improve operational efficiencies and reduce costs, as a result of which the Company expects to incur material charges under generally accepted accounting principles. This reduction is expected to be largely completed by March 31, 2015 and will include certain management and non-management positions.

The Company previously reported and recognized a charge of approximately $160 million in the quarter ended September 30, 2014 for severance and related costs. This charge was determined based on an existing employee benefit severance plan and based on the information available as of the date of the Original Filing. The Company recognized an additional charge of approximately $105 million in the three month period ended September 30, 2014 for severance and related costs relating to this workforce reduction plan. Additional material charges may occur in future periods. The majority of the above charges is expected to result in cash expenditures by June 30, 2015.

This Amendment Filing contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and cash expenditures relating to the reduction in force. All of the charges in this Amendment Filing are estimates and are subject to change. These forward-looking statements give the Company’s current expectations and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: separation costs that differ from original estimates because of the timing of employee terminations and the amounts of related charges, and any additional workforce reductions that may occur. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014	Sprint Corporation
By: /s/ Stefan K. Schnopp Stefan K. Schnopp, Assistant Secretary